                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of Clean Harbors, Inc. on Form
S-8 (Files No. 33-22638, No. 33-51452, No. 33-60187 and No. 333-46159) of our
report dated February 6, 2001 on our audits of the consolidated financial statements and the financial statement schedule of Clean Harbors, Inc., which report is included in Item 8 of this Form 10-K.

                                          PricewaterhouseCoopers LLP

Boston, Massachusetts
April 13, 2001